EXHIBIT 21.1

Subsidiaries of the Registrant

Entity	Jurisdiction
AcreValue Brokerage Services, LLC	Delaware
Ag-Analytics Technology Company, LLC	Delaware
Agents’ Mutual Limited	United Kingdom
All Homes Pty Limited	Australia
Alldata Australia Pty Ltd	Australia
AM Tempco Limited	United Kingdom
Andromeda Australia TopCo Pty Limited	Australia
Australian Property Monitors Pty Limited	Australia
Bidtracker (VIC) Pty Ltd	Australia
Bidtracker Holdings Pty Ltd	Australia
BIH	France
Campaigntrack Pty Ltd	Australia
Commercial Real Estate Holdings Pty Limited	Australia
Commercial Real Estate Media Nominees Pty Limited	Australia
Commercial Real Estate Media Pty Limited	Australia
Commercialview.com.au Pty Limited	Australia
Comreal Info	France
CoStar Central Place HQ, LLC	Delaware
CoStar Espana, S.L.	Spain
CoStar Field Research, LLC	Delaware
CoStar Group, Inc.	Delaware
CoStar International, LLC	Delaware
CoStar Italy S.r.l.	Italy
CoStar Realty Information Canada Ltd.	British Columbia
CoStar Realty Information, Inc.	Delaware
CoStar Realty LLC	Delaware
CoStar UK Limited	United Kingdom
CoStar UK Limited Dubai Branch	United Kingdom
Cozy Insurance Services, LLC	Florida
Cozy Services, LLC	Delaware
Domain Group Finance Pty Limited	Australia
Domain Group New Zealand Limited	New Zealand
Domain Group Philippines, Inc.	Philippines
Domain Holdings Australia Pty Limited	Australia
Domain Operations Pty Limited	Australia
Domain SubCo Pty Limited	Australia

EXHIBIT 21.1

Homepass Australia Pty Ltd	Australia
Homepass Pty Ltd	Australia
Homes Media Solutions, LLC	Virginia
Homes.com, LLC	Delaware
Homesnap, LLC	Delaware
IDS Gov Services Pty. Ltd.	Australia
Insight Data Solutions Holdings Pty. Ltd.	Australia
Insight Data Solutions Pty Ltd	Australia
MarketNow Payments Pty Ltd	Australia
Matterport B.V.	Netherlands
Matterport Japan K.K.	Japan
Matterport Pte. Ltd	Singapore
Matterport Sales UK Ltd.	United Kingdom
Matterport, LLC	Delaware
Metro Media Publishing Pty Ltd	Australia
Metro Media Services Pty Ltd	Australia
MMP (DVH) Pty Ltd	Australia
MMP (Melbourne Times) Pty Ltd	Australia
MMP Bayside Pty Ltd	Australia
MMP Eastern Pty Ltd	Australia
MMP Greater Geelong Pty Ltd	Australia
MMP Holdings Pty Ltd	Australia
MMP Moonee Valley Pty Ltd	Australia
National Real Estate Media Nominees Pty Limited	Australia
National Real Estate Media Pty Limited	Australia
New South Wales Real Estate Media Pty Limited	Australia
Northern Territory Real Estate Media Pty Limited	Australia
OnTheMarket LTD	United Kingdom
Property Data Solutions (2) Pty Ltd	Australia
Property Data Solutions Pty Ltd	Australia
Queensland Real Estate Media Pty Limited	Australia
Realbase Pty Ltd	Australia
Realhub Services Pty Ltd	Australia
Realhub Studios Pty Ltd	Australia
Realhub Systems Pty Ltd	Australia
Review Property Pty Ltd	Australia
South Australia Real Estate Media Pty Limited	Australia
STR Australia Pty Ltd.	Australia
STR Benchmarking Indonesia	Indonesia
STR Benchmarking Solutions (Beijing) Co., Ltd	PRC
STR Colombia SAS	Colombia

EXHIBIT 21.1

STR Germany GmbH	Germany
STR Global Singapore Private Limited	Singapore
STR Japan GK	Japan
STR, LLC	Delaware
Tasmania Real Estate Media Pty Limited	Australia
Ten-X, Inc.	Delaware
Ten-X, Inc.	Connecticut
Ten-X, LLC	Delaware
The Screening Pros, LLC	California
Thomas Daily GmbH	Germany
VHT, LLC	Delaware
Virginia Property Holdings II, LLC	Delaware
Visual Lease, LLC	Delaware
Western Australia Real Estate Media Pty Limited	Australia
Workstream Technologies Pty Ltd	Australia